                                                                   EXHIBIT 10.41
                                    AGREEMENT
                                    ---------


         THIS AGREEMENT dated as of April 15, 1999, among WATERLINK, INC., a Delaware corporation ("Waterlink") and each of the holders (collectively, the "Holders") of warrants issued pursuant to that certain Warrant Agreement (the "Warrant Agreement") dated as of March 6, 1997.

                                    RECITALS:

         The Holders hold, in the aggregate, Warrants (the "Outstanding Warrants") to purchase 62,500 shares of Common Stock. Pursuant to the Warrant Agreement, upon certain events, adjustments to the number of shares of Warrant Stock and the Warrant Price are to be made. In connection with a restructuring of debt and equity held by a certain employee of Waterlink pursuant to an acquisition, the parties hereto began discussions concerning the appropriate adjustment to the outstanding warrants under the Warrant Agreement as a result of said restructuring.

         On April 15, 1999, the parties hereto agreed to the appropriate adjustment, which agreement is documented hereby. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual promises contained herein, the parties agree as follows:

         1. In lieu of any change to the Warrant Price of the Outstanding Warrants and in lieu of any issuance of additional Warrants at the unadjusted Warrant Price, the parties hereto agree that Waterlink shall issue to the Holders such number of Warrants as indicated below (the "New Warrants"), which New Warrants will have a Warrant Price equal to $3.75 (the closing price of a share of the Common Stock on April 15, 1999):

                                                     Outstanding           New
         Holder                                      Warrants            Warrants
         ------                                      --------            --------
Brantley Capital Corp.                                 26,250              27,300
River Cities Capital Fund Limited Partnership          11,250              11,700
Environmental Opportunities Fund L.P.                  22,242              23,100
Environmental Opportunities Fund (Caymen), L.P.         2,758               2,900

         2. The Holders acknowledge and agree that the issuance of the New Warrants referred to in paragraph 1 above is in full satisfaction of all obligations of Waterlink to make any adjustment to the Outstanding Warrants or the Warrant Price pursuant to the Warrant Agreement through the date hereof with respect to the transactions referred to in the above recitals. The parties hereto acknowledge and agree that the Warrant Price of the Outstanding Warrants remains $4.50. The parties hereto further agree that from and after the date hereof, any calculation pursuant to Section 10 of the Warrant Agreement shall assume (i) that the number of Warrants outstanding shall be such of the Outstanding Warrants then outstanding and (ii) the Warrant Price shall be $2.4375. If any adjustment to the number of Warrants or the Warrant Price shall hereafter be required pursuant to the Warrant Agreement, Waterlink shall make the appropriate adjustment to the Warrants then outstanding or their respective Warrant Price based upon the provisions of Section 10 of the Warrant Agreement, as modified by this Agreement.

         3. Each of the Holders represents and warrants that it has not made any assignment or other transfer of the Warrants or any right or interest therein.

         4. This Agreement may be executed in multiple, identical counterparts, all of which when taken together shall constitute a single document.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written. Waterlink, Inc.

                                               By: /s/Michael J. Vantusko
                                                 -------------------------------
                                                   Chief Financial Officer

Environmental Opportunities Fund, L.P.         Environmental Opportunities Fund
                                                          (Caymen), L.P.

By: Environmental Opportunities                By: Environmental Opportunities
Management Co., LLC, its General Partner        Management Co., LLC, its
                                                General Partner

By: /s/Bruce R. McMaken                        By: /s/Bruce R. McMaken
   ---------------------                          ------------------------------

Brantley Capital Corp.                         River Cities Capital Fund Limited
                                                Partnership

By: /s/Robert P. Pinkas                        By: RC Management Limited Partnership,
  ----------------------                          its General Partner

                                               By: Mayson, Inc., its General Partner

                                               By: /s/Edwin T. Robinson, President